EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (SEC File No. 333-195271) on Form S-3, and Registration Statement (SEC File No. 333-193341) on Form S-3, of Methes Energies International Ltd. (the “Company”) of our report dated March 11, 2015, relating to our audit of the consolidated financial statements which appears in this Annual Report on Form 10-K of the Company for the year ended November 30, 2014.

/s/ MNP LLP
Mississauga, Ontario
March 11, 2015